Exhibit 10.3

Form of

Cox Radio, Inc.

Long-Term Incentive Plan Grant Agreement

[Name]

Grant Date	Type of Grant	Number of Options	Exercise Price
03/15/05	Non-Qualified Stock Option	[number]	$[price]

Stock Option Term

You may exercise your options from the time they become vested (see below) until 10 years after the Grant Date, March 15, 2015.

Normal Vesting Provisions

Your options become vested (i.e., exercisable) as follows:

•	60% of your option award becomes vested at the end of the 3rd year after the Grant Date (March 15, 2008).

•	An additional 20% (for a total of 80%) of your option award becomes vested at the end of the 4th year after the Grant Date (March 15, 2009).

•	An additional 20% (for a total of 100%) of your option award becomes vested at the end of the 5th year after the Grant Date (March 15, 2010).

Special Vesting Provisions

You may be eligible to become 100% vested in your stock option grant if:

•	At least 6 months have passed since the grant date and

•	The closing price of Cox Radio stock reaches 140% of your exercise price ($xx.xx) at any time after the 6 month period and

•	The closing price remains at or above $xx.xx for 10 consecutive trading days.

Termination Guidelines

If you terminate employment for reasons other than cause, retirement, death, permanent disability or transferring to another Cox company, you will have 90 days from the date of termination (or until the expiration of the option term, if that date is less than 90 days from the date of termination) to exercise any vested stock options. Unvested stock options will be forfeited.

If you are terminated for cause, you will forfeit all benefits from the Plan and all options (vested and unvested) will immediately be cancelled.

If you retire, die or become totally and permanently disabled, your stock options will immediately 100% vest upon termination of employment and you (or your beneficiary) will have one year from the date of termination (or until the expiration of the option term, if that date is less than one year from the date of termination) to exercise all vested options.

If you transfer to another Cox company after a date when any portion of this award has become vested, you will retain the portion that is vested at the time of transfer, but any unvested portion will be forfeited.

If you transfer to another Cox company prior to a date when any portion of this award has become vested, then a portion of the option award will become vested upon the date of transfer, as follows:

•	None of your award will vest if the transfer date is less than 6 months after the Grant Date.

•	20% of your award will vest if the transfer date is at least 6 months but less than 18 months after the Grant Date.

•	40% of your award will vest if the transfer date is at least 18 months but less than 30 months after the Grant Date.

•	60% of your award will vest if the transfer date is at least 30 months but less than 36 months after the Grant Date.

I wish to accept this award granted under the Cox Radio, Inc. Third Amended and Restated Long-Term Incentive Plan. I acknowledge that I have received a copy of the Plan Summary, Plan Prospectus, and Legal Plan Document, and agree to all of the terms and conditions contained in this agreement and the Legal Plan Document. In the event of inconsistency between this agreement and the Legal Plan Document, the terms of the Legal Plan Document shall control.

Signature:	Date:

Return by June 1, 2005 (in the envelope provided) to Compensation Department at Cox Enterprises, Inc.

Form of

Cox Radio, Inc.

Long-Term Incentive Plan

Restricted Stock Grant Agreement

[Name]

Grant Date	Type of Grant	Number of Shares
03/15/05	Restricted Stock	[ ]

Vesting Provisions

These shares of restricted stock will become 100% vested on March 15, 2010 (the “Vesting Date”), provided that you have been continuously employed by Cox Radio, Inc. (the “Company”) through such date. Once vested, your shares will be maintained in a book entry account position on the ledger of the Company’s stock transfer agent or, in the Company’s sole discretion, in the form of a stock certificate. If issued in the form of a stock certificate, the Company shall retain physical control over such certificate(s), and you shall deliver a stock power to the Company, endorsed in blank, relating to such certificate(s).

Termination Guidelines

If you terminate employment with the Company before the Vesting Date for any reason other than for cause, retirement, death, or permanent disability, you will forfeit all of these shares.

If you are terminated for cause before the Vesting Date you will forfeit all of these shares.

If you retire, die or become totally and permanently disabled, your shares will 100% vest upon such termination of employment.

Continuing Resale Restrictions

After your shares have vested, at all times while you remain employed by the Company or its affiliates you must retain a number of shares equal to sixty percent (60%) of your original award, and you cannot resell or transfer such shares. Your book entry position or stock certificate(s) will bear a legend or stop-transfer instructions (as applicable) reflecting these restrictions.

I wish to accept this award granted under the Cox Radio, Inc. Third Amended and Restated Long-Term Incentive Plan. I acknowledge that I have received a copy of the Plan Summary, Plan Prospectus, and Legal Plan Document. I agree to all of the terms and conditions contained in this Agreement and the Legal Plan Document. In the event of inconsistency between this Agreement and the Legal Plan Document, the terms of the Legal Plan Document shall control.

Signature:	Date:

Return (in the enclosed envelope) to:
Manager, Equity Compensation Plans
Cox Enterprises, Inc.
6205 Peachtree Dunwoody Road
Atlanta, GA 30328

Form of

Cox Radio, Inc.

Long-Term Incentive Plan

Performance Award Agreement

[Name]

Grant Date	Type of Grant	Number of Units
03/15/05	Performance Units	[ ]

Unit Award and Measurement

You are awarded the number of performance units stated above. The benefit for these units will be equal to the percentage increase in Cox Radio’s financial performance over a five-year performance period, measured annually as of December 31, beginning December 31, 2004 and concluding December 31, 2009, using Cox Radio’s income before depreciation (IBD) times a multiple, minus Cox Radio’s debt. This percentage increase will be denominated in dollars, and then multiplied by the number of vested units, to determine your cash award. No award shall be effective unless and until the Third Amended and Restated Long-Term Incentive Plan (the “Plan”) is approved by the majority vote of the shareholders of Cox Radio voting with respect to the approval of the Plan in accordance with applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

Vesting Provisions

Your performance award becomes vested as follows:

•	60% of your award becomes vested on December 31, 2007.

•	An additional 20% (for a total of 80%) of your award becomes vested on December 31, 2008.

•	An additional 20% (for a total of 100%) of your award becomes vested on December 31, 2009.

Termination Provisions

•	If you terminate employment for any reason other than for cause, retirement, death, or permanent disability, you will forfeit any portion of your award that is not vested. Your vested benefit would be based on the appreciation in the performance measure achieved as of the December 31st immediately preceding the date of such termination, provided that if such date is on December 31st, then your vested benefit would be based on the appreciation achieved as of such date.

•	If you retire, die, or become totally and permanently disabled, your award will become 100% vested, and you will receive a benefit based on the appreciation in the performance measure achieved as of the December 31st immediately preceding the date of your death, retirement or disability, provided that if such date is on December 31st, then such benefit will be based on the appreciation achieved as of such date.

•	If you are terminated for cause, then both the vested and unvested portion of your performance award(s) will be forfeited.

Benefit Payment

Your vested award will be paid in cash as soon as practicable following the end of the five-year performance period, or such earlier period ending in termination as described above, provided that certain senior executives may be paid in a combination of cash and shares of Cox Radio stock, at the sole election of Cox Radio. Any such shares must be retained at all times while the executive is employed by the Company or its affiliates, and such shares cannot be resold or transferred, with any book entry position or stock certificate(s) representing such shares to bear a legend or stop-transfer instructions reflecting these restrictions. Notwithstanding the foregoing, not more than once per year a request may be made that the Company release from such restrictions a portion of such shares for resale, in an amount not to exceed in any such year twenty-five percent of the total number of such shares held as of December 31st of the preceding year.

I wish to accept this award granted under the Cox Radio, Inc. Third Amended and Restated Long-Term Incentive Plan. I acknowledge that I have received a copy of the Plan Summary, Plan Prospectus, and Legal Plan Document. I agree to all of the terms and conditions contained in this Agreement and the Legal Plan Document. In the event of inconsistency between this Agreement and the Legal Plan Document, the terms of the Legal Plan Document shall control.

Signature:	Date:

Return (in the enclosed envelope) to:
Manager, Equity Compensation Plans
Cox Enterprises, Inc.
6205 Peachtree Dunwoody Road, Atlanta, GA 30328